Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE NEW YORK 10036 - 6522 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com

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August 28, 2014

CareTrust REIT, Inc.

27101 Puerta Real, Suite 400

Mission Viejo, CA 92691

Re:	CTR Partnership, L.P., CareTrust Capital Corp. and the Guarantors Listed on Schedule I hereto
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to CareTrust REIT, Inc., a Maryland corporation (the “Parent MD Guarantor”), in connection with the registration statement on Form S-4 relating to the Exchange Notes (as defined below) and the Guarantees (as defined below), to be filed by the Issuers (as defined below) and the Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933 (the “Securities Act” and such registration statement being hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the public offering of up to $260,000,000 aggregate principal amount of the Issuers’ 5.875% Senior Notes due 2021 (the “Exchange Notes”), together with the Guarantees. The Indenture, dated as of May 30, 2014, by and among CTR Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), CareTrust Capital Corp., a Delaware corporation (“Capital Corp.” and, together with the Operating Partnership, the “Issuers”), each of the entities listed on Schedule I hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee,” and

CareTrust REIT, Inc.

such indenture, the “Indenture”), provides for the guarantee of the Exchange Notes by the Guarantors (the “Guarantees”) to the extent set forth in the Indenture. The Exchange Notes are to be offered (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 5.875% Senior Notes due 2021 of the Issuers issued on May 30, 2014 (the “Original Notes”) along with the associated guarantees thereof by the Guarantors, as contemplated by the Registration Rights Agreement, dated as of May 30, 2014 (the “Registration Rights Agreement”), by and among the Issuers, the Guarantors and Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and RBC Capital Markets, LLC, on behalf of themselves and as representatives of the initial purchasers of the Original Notes referred to therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) an executed copy of the Indenture, including Article 10 thereof containing the Guarantee obligations of the Guarantors;

(c) an executed copy of the Registration Rights Agreement;

(d) the global certificates evidencing the Original Notes (the “Original Note Certificates”);

(e) the form of global certificates to be used to evidence the Exchange Notes included in the Indenture (the “Exchange Note Certificates”);

(f) an executed copy of a certificate for each of the Parent MD Guarantor, the Issuers and CareTrust GP, LLC, a Delaware limited liability company and the general partner of the Operating Partnership (the “DE Guarantor”), of William M. Wagner, Secretary of the Parent MD Guarantor, the DE Guarantor and Capital Corp., dated the date hereof (the “Secretaries’ Certificate”);

(g) a copy of the Operating Partnership’s Certificate of Limited Partnership, certified by the Secretary of State of the State of Delaware as of July 10, 2014, and certified pursuant to the Secretaries’ Certificate;

(h) a copy of Capital Corp.’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of July 10, 2014, and certified pursuant to the Secretaries’ Certificate;

CareTrust REIT, Inc.

(i) a copy of the DE Guarantor’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of July 10, 2014, and certified pursuant to the Secretaries’ Certificate;

(j) a copy of the Operating Partnership’s Agreement of Limited Partnership, dated as of May 8, 2014, between the DE Guarantor, as general partner, and the Parent MD Guarantor, as limited partner (the “Initial LP Agreement”), certified pursuant to the Secretaries’ Certificate;

(k) a copy of the Operating Partnership’s Amended and Restated Agreement of Limited Partnership, dated as of May 30, 2014, between the DE Guarantor, as general partner, and the Parent MD Guarantor, as limited partner (the “Existing LP Agreement”), certified pursuant to the Secretaries’ Certificate;

(l) a copy of Capital Corp.’s Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Secretaries’ Certificate;

(m) a copy of the DE Guarantor’s Limited Liability Company Agreement, dated as of May 7, 2014, by the Parent MD Guarantor, as sole member (the “LLC Agreement”), certified pursuant to the Secretaries’ Certificate;

(n) copies of certain resolutions of the Board of Directors of the Parent MD Guarantor (on behalf of the DE Guarantor and the Operating Partnership), adopted on May 12, 2014, and certain resolutions of the Pricing Committee thereof, adopted on May 15, 2014, certified pursuant to the Secretaries’ Certificate;

(o) a copy of certain resolutions of the Board of Directors of Capital Corp., adopted on May 12, 2014, certified pursuant to the Secretaries’ Certificate; and

(p) the documents delivered at the closing of the issuance of the Original Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuers, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others and of public officials.

CareTrust REIT, Inc.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”), (ii) the Delaware Revised Uniform Limited Partnership Act (“DRULPA”), (iii) the Delaware Limited Liability Company Act (the “DLLCA”) and (iv) the laws of the State of New York.

The Indenture, the Registration Rights Agreement, the Original Note Certificates and the Exchange Note Certificates are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The issuance of the Exchange Note Certificates has been duly authorized by all requisite corporate or limited partnership, as applicable, action on the part of the Issuers under the DGCL or DRULPA, as applicable, and, when the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Note Certificates will constitute valid and binding obligations of the Issuers under the laws of the State of New York.

2. The Guarantee of the DE Guarantor has been duly authorized by all requisite limited liability company action on the part of the DE Guarantor under the DLLCA and, when the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, each of the Guarantees will constitute the valid and binding obligation of the applicable Guarantor under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

CareTrust REIT, Inc.

(d) we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(e) except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);

(f) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(g) we do not express any opinion with respect to the enforceability of Section 10.01 of the Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or the genuineness of the Indenture or the Notes or the effect thereof on the opinions herein stated;

(h) we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.02 of the Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture and the Guarantees, or any right of contribution of any party with respect to the Guarantees;

(i) we have assumed that the Trustee’s certificates of authentication of the Exchange Note Certificates will have been manually signed by one of the Trustee’s authorized officers and that the Exchange Note Certificates conform to the form thereof included in the Indenture and examined by us;

(j) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402, and (ii) and principles of comity or constitutionality;

(k) we have assumed that the Operating Partnership has, and since the time of its formation has had, at least one validly admitted and existing limited partner of the Operating Partnership;

CareTrust REIT, Inc.

(l) we have assumed that the Initial LP Agreement was the only partnership agreement, as defined in DRULPA, of the Operating Partnership from its formation through, but not including, May 30, 2014;

(m) we have assumed that the Existing LP Agreement is the only partnership agreement, as defined in DRULPA, of the Operating Partnership as of the date hereof; and

(n) we have assumed that the LLC Agreement is the only limited liability company agreement, as defined under the DLLCA, of the General Partner.

In addition, in rendering the foregoing opinions we have assumed that:

(a) each of the Guarantors (other than the DE Guarantor) (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Guarantor is a party;

(b) each of the Guarantors (other than the DE Guarantor) has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Guarantor is a party;

(c) each of the Transaction Agreements to which a Guarantor (other than the DE Guarantor) is a party has been duly authorized, executed and delivered by all requisite corporate or limited liability company, as applicable, action on the part of such Guarantor; and

(d) except to the extent expressly stated in the opinions contained herein, none of (w) the authorization by the Parent MD Guarantor, in its capacity as sole member of the DE Guarantor, of the Transaction Agreements to which the DE Guarantor is a party, on behalf of the DE Guarantor, (x) the authorization by the Parent MD Guarantor, in its capacity as sole member of the DE Guarantor, in its capacity as general partner of the Operating Partnership, of the Transaction Agreements, on behalf of the Operating Partnership, (y) the execution and delivery by each of the Issuers and the Guarantors of the Transaction Agreements to which such Issuer or such Guarantor is a party or (z) the consummation by each of the Issuers and the Guarantors of the transactions contemplated thereby, including the Exchange Offer and the issuance of the Exchange Notes: (i) conflicts or will conflict with the articles of incorporation, articles of formation, articles of organization, bylaws, limited partnership agreement or limited liability company agreement, as applicable, or any other comparable organizational document, of either of the Issuers or any of the Guarantors; (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which either of the Issuers or any of the Guarantors or their respective property is subject, except that we do not make this assumption with respect to any lease, indenture, instrument or other agreement which has been identified to us by the Issuers as being material to it and which are listed as exhibits in Part II of

CareTrust REIT, Inc.

the Registration Statement, (iii) contravenes or will contravene any order or decree of any governmental authority to which either of the Issuers or any of the Guarantors or their respective property is subject, (iv) violates or will violate any law, rule or regulation to which either of the Issuers or any of the Guarantors or their respective property is subject or (v) requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Guarantors

Parent MD Guarantor:

CareTrust REIT, Inc., a Maryland corporation

DE Guarantor:

CareTrust GP, LLC, a Delaware limited liability company

NV Guarantors:

Paredes Health Holdings LLC, a Nevada limited liability company

Tenth East Holdings LLC, a Nevada limited liability company

Mesquite Health Holdings LLC, a Nevada limited liability company

Jefferson Ralston Holdings LLC, a Nevada limited liability company

Queensway Health Holdings LLC, a Nevada limited liability company

Irving Health Holdings LLC, a Nevada limited liability company

Avenue N Holdings LLC, a Nevada limited liability company

Expo Park Health Holdings LLC, a Nevada limited liability company

Falls City Health Holdings LLC, a Nevada limited liability company

Gillette Park Health Holdings LLC, a Nevada limited liability company

Wayne Health Holdings LLC, a Nevada limited liability company

CM Health Holdings LLC, a Nevada limited liability company

Trinity Mill Holdings LLC, a Nevada limited liability company

Lafayette Health Holdings LLC, a Nevada limited liability company

Gazebo Park Health Holdings LLC, a Nevada limited liability company

Prairie Health Holdings LLC, a Nevada limited liability company

Jordan Health Properties LLC, a Nevada limited liability company

Flamingo Health Holdings LLC, a Nevada limited liability company

Salmon River Health Holdings LLC, a Nevada limited liability company

Fort Street Health Holdings LLC, a Nevada limited liability company

Snohomish Health Holdings LLC, a Nevada limited liability company

Oleson Park Health Holdings LLC, a Nevada limited liability company

Moenium Holdings LLC, a Nevada limited liability company

Rio Grande Health Holdings LLC, a Nevada limited liability company

Josey Ranch Healthcare Holdings LLC, a Nevada limited liability company

Big Sioux River Health Holdings LLC, a Nevada limited liability company

Cottonwood Health Holdings LLC, a Nevada limited liability company

Schedule I-1

Dixie Health Holdings LLC, a Nevada limited liability company

Queen City Health Holdings LLC, a Nevada limited liability company

Saratoga Health Holdings LLC, a Nevada limited liability company

Verde Villa Holdings LLC, a Nevada limited liability company

Hillview Health Holdings LLC, a Nevada limited liability company

51st Avenue Health Holdings LLC, a Nevada limited liability company

Wisteria Health Holdings LLC, a Nevada limited liability company

Lowell Health Holdings LLC, a Nevada limited liability company

Renee Avenue Health Holdings LLC, a Nevada limited liability company

Northshore Healthcare Holdings LLC, a Nevada limited liability company

Willits Health Holdings LLC, a Nevada limited liability company

Arapahoe Health Holdings LLC, a Nevada limited liability company

49th Street Health Holdings LLC, a Nevada limited liability company

Orem Health Holdings LLC, a Nevada limited liability company

RB Heights Health Holdings LLC, a Nevada limited liability company

Lowell Lake Health Holdings LLC, a Nevada limited liability company

Cherry Health Holdings LLC, a Nevada limited liability company

Fig Street Health Holdings LLC, a Nevada limited liability company

Fifth East Holdings LLC, a Nevada limited liability company

Boardwalk Health Holdings LLC, a Nevada limited liability company

Burley Healthcare Holdings LLC, a Nevada limited liability company

Price Health Holdings LLC, a Nevada limited liability company

Lemon River Holdings LLC, a Nevada limited liability company

Memorial Health Holdings LLC, a Nevada limited liability company

Silver Lake Health Holdings LLC, a Nevada limited liability company

Willows Health Holdings LLC, a Nevada limited liability company

Kings Court Health Holdings LLC, a Nevada limited liability company

Emmett Healthcare Holdings LLC, a Nevada limited liability company

18th Place Health Holdings LLC, a Nevada limited liability company

Silverada Health Holdings LLC, a Nevada limited liability company

San Corrine Health Holdings LLC, a Nevada limited liability company

Ives Health Holdings LLC, a Nevada limited liability company

Lockwood Health Holdings LLC, a Nevada limited liability company

Long Beach Health Associates LLC, a Nevada limited liability company

Ensign Southland LLC, a Nevada limited liability company

Lufkin Health Holdings LLC, a Nevada limited liability company

Mission CCRC LLC, a Nevada limited liability company

Stillhouse Health Holdings LLC, a Nevada limited liability company

Schedule I-2

Regal Road Health Holdings LLC, a Nevada limited liability company

Guadalupe Health Holdings LLC, a Nevada limited liability company

Polk Health Holdings LLC, a Nevada limited liability company

South Dora Health Holdings LLC, a Nevada limited liability company

Expressway Health Holdings LLC, a Nevada limited liability company

Everglades Health Holdings LLC, a Nevada limited liability company

Temple Health Holdings LLC, a Nevada limited liability company

4th Street Holdings LLC, a Nevada limited liability company

Bogardus Health Holdings LLC, a Nevada limited liability company

Tulalip Bay Health Holdings LLC, a Nevada limited liability company

Casa Linda Retirement LLC, a Nevada limited liability company

Salt Lake Independence LLC, a Nevada limited liability company

Dallas Independence LLC, a Nevada limited liability company

Golfview Holdings LLC, a Nevada limited liability company

Arrow Tree Health Holdings LLC, a Nevada limited liability company

Trousdale Health Holdings LLC, a Nevada limited liability company

Ensign Bellflower LLC, a Nevada limited liability company

Anson Health Holdings LLC, a Nevada limited liability company

Hillendahl Health Holdings LLC, a Nevada limited liability company

Schedule I-3